Exhibit 8

511 Union Street, Suite 2700 | Nashville, TN 37219 | T 615.244.6380 | F 615.244.6804

Holland & Knight LLP | www.hklaw.com

August 8, 2023

Healthcare Realty Trust Incorporated

3310 West End Avenue

Nashville, TN 37203

Re:        Healthcare Realty Trust Incorporated

Ladies and Gentlemen:

We have acted as special tax counsel to Healthcare Realty Trust Incorporated, a Maryland corporation formerly known as Healthcare Trust of America, Inc. (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company, with Healthcare Realty Holdings, L.P., a Delaware limited partnership formerly known as Healthcare Trust of America Holdings, LP (the “Company OP”) as co-registrant, with the Securities and Exchange Commission (the “Commission”) relating to the registration of an indeterminate amount of one or more series of (i) shares of Class A common stock, $0.01 par value per share (the “Common Stock”), (ii) warrants to purchase Common Stock (the “Common Stock Warrants”), (iii) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), (iv) debt securities of the Company (the “Company Debt Securities”), (v) debt securities of the Company OP (the “OP Debt Securities” and together with the Company Debt Securities, the “Debt Securities”), (vi) guarantees of OP Debt Securities by the Company (the “Guarantees”) and (vii) units consisting of any combination of Common Stock, Common Stock Warrants, Preferred Stock, Debt Securities and/or Guarantees (the “Units” and, together with the Common Stock, the Common Stock Warrants, the Preferred Stock, the Debt Securities and the Guarantees, the “Securities”), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus.

In connection with the Registration Statement filing, you have requested the opinions set forth below.

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

August 8, 2023

In rendering the following opinions, we have examined and relied on the Registration Statement (including the Prospectus), the Fourth Amended and Restated Bylaws of the Company, as amended from time to time and as in effect on the date hereof, the Company’s Fifth Articles of Amendment and Restatement of the Company, as amended from time to time and as in effect on the date hereof, the Second Amended and Restated Limited Partnership Agreement of the Company OP, as amended from time to time and as in effect on the date hereof, and such other documents and information provided to us by the Company as we have deemed necessary or appropriate to enable us to render the opinions expressed below. Additionally, we have relied upon the Company’s certificate dated August 8, 2023 (the “Certificate”), setting forth certain factual representations of the Company and the Company OP, including, among other things, the actual and proposed operations of the Company, the Company OP and the entities in which they hold, or have held, a direct or indirect interest. Although we have discussed the Certificate with the officer of the Company and the Company OP executing the Certificate, for purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in the Certificate and the documents reviewed by us. We consequently have relied upon the representations and statements of the Company and the Company OP as described in the Certificate and the documents reviewed by us, and have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Certificate) may adversely affect the conclusions stated herein.

In this regard, we have assumed, with your consent, that as of the date hereof (i) all of the representations and statements set forth in the documents (including, without limitation, the Certificate) we have reviewed are true, correct and complete, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms; (ii) the genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; (iii) the Company at all times will operate in accordance with its past and proposed method of operation as described in its filings with the Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as described in the Certificate; and (iv) the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. Commencing with the Company’s taxable year ended December 31, 2007, and through the Company’s taxable year ended December 31, 2022, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its current organization and method of operation as described in the Registration Statement (including the Prospectus) and the Certificate has enabled it, and its proposed method of operation will continue to enable it, to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2023, and subsequent taxable years.

August 8, 2023

2. The statements made in the section of the Prospectus under the caption “Material U.S. Federal Income Tax Considerations” insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the Company’s qualification and taxation as a REIT under the Code depends upon the ability of the Company to meet for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken, and will not undertake, to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as special tax counsel and nothing has come to our attention which calls into question the accuracy of the facts referred to herein or the representations set forth in the Certificate, we have not undertaken an independent investigation of all of the facts referred to in this opinion letter or the Certificate.

This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. This opinion letter may not be relied upon by any person other than you or for any other purpose without our prior written consent. We assume no obligation by reason of this opinion letter or otherwise to advise you of any changes in our opinions subsequent to the delivery of this opinion letter but agree to do so from time to time upon specific request from you for an update or confirmation.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the headings “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP